UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      July 14, 2005

Digi International Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17972	41-1532464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11001 Bren Road East
Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 912-3444

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
NON-GAAP FINANCIAL MEASURES
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release

Item 2.02. Results of Operations and Financial Condition.

     On July 14, 2005, Digi International Inc. (the “Company”) reported its financial results for the third quarter of 2005. See the Company’s press release dated July 14, 2005, which is furnished as Exhibit 99 and incorporated by reference in this Current Report on Form 8-K.

NON-GAAP FINANCIAL MEASURES

     The press release furnished as Exhibit 99 and certain information the Company intends to disclose on the conference call scheduled for 5:00 p.m. eastern time on July 14, 2005 include certain non-GAAP financial measures. These measures include (i) operating income excluding the acquired in-process research and development charge, (ii) operating income excluding the acquired in-process research and development charge and intangibles amortization, (iii) net income per diluted share excluding a charge for acquired in-process research and development, (iv) earnings per diluted share excluding the impact of a favorable tax settlement and the in-process research and development charge, and (v) guidance disclosed by the Company related to earnings per diluted share excluding the impact of a favorable tax settlement. The acquired in-process research and development charge and the favorable tax settlement are described in more detail in the press release. The reconciliations of these measures to the most directly comparable GAAP financial measures are provided in the earnings release or are included below.

     With respect to the measures that exclude the favorable tax settlement or the in-process research and development charge, management believes that excluding these one-time non-recurring items provides useful information to investors regarding the Company’s results of operations and financial condition and permits a more meaningful comparison and understanding of the Company’s operating performance. With respect to operating income before intangibles amortization, management believes that this measure more accurately focuses on the costs that can be meaningfully controlled by the Company, and therefore permits a more meaningful comparison of operating income. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

Reconciliation of Reported Earnings Per Diluted Share to Earnings Per Diluted Share
Excluding Favorable Tax Settlement and Acquired In-Process Research and Development
(in thousands)

	Three months ended		Nine months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Gross margin	$18,205	$17,261	$54,500	$49,899

Total operating expenses, before acquired in-process research and development	14,222	13,994	42,220	41,934
Acquired in-process research and development	300	—	300	—

Total operating expenses	14,522	13,994	42,520	41,934

Operating income	$3,683	$3,267	$11,980	$7,965

Income before income taxes	$3,989	$3,372	$12,789	$8,138
Impact of favorable tax settlement	—	—	(5,689)	—
Income tax provision	1,505	978	4,234	2,360

Net income	$2,484	$2,394	$14,244	$5,778

Net income per common share, basic	$0.11	$0.11	$0.64	$0.27

Net income per common share, diluted	$0.11	$0.11	$0.61	$0.26

Impact of favorable tax settlement, basic	$—	$—	$(0.26)	$—

Impact of favorable tax settlement, diluted	$—	$—	$(0.24)	$—

Impact of acquisition related in-process research and development, basic	$0.01	$—	$0.01	$—

Impact of acquisition related in-process research and development, diluted	$0.01	$—	$0.01	$—

Net income per common share, basic, excluding the favorable tax settlement and acquired in-process research and development	$0.12	$0.11	$0.40	$0.27

Net income per common share, diluted, excluding the favorable tax settlement and acquired in-process research and development	$0.12	$0.11	$0.38	$0.26

Weighted average common shares, basic	22,588	21,468	22,381	21,017

Weighted average common shares, diluted	23,296	22,224	23,420	21,858

Reconciliation of Reported Operating Income to Operating Income Excluding Acquired In-Process Research and Development and Intangibles Amortization
In Thousands of Dollars and as a Percent of Net Sales

	Three months ended				Nine months ended
	June 30, 2005	% of net sales	June 30, 2004	% of net sales	June 30, 2005	% of net sales	June 30, 2004	% of net sales
Net sales	$30,208	100.0%	$28,306	100.0%	$88,989	100.0%	$81,952	100.0%

Total operating expenses, before intangibles amortization and in-process research and development	12,873	42.6%	12,691	44.8%	38,337	43.1%	38,019	46.4%
Intangibles amortization	1,349	4.5%	1,303	4.6%	3,883	4.4%	3,915	4.8%
Acquired in-process research and development	300	1.0%	—	0.0%	300	0.3%	—	0.0%

Total operating expenses	14,522	48.1%	13,994	49.4%	42,520	47.8%	41,934	51.2%

Operating income	$3,683	12.2%	$3,267	11.5%	$11,980	13.5%	$7,965	9.7%

Operating income excluding acquired in-process research and development	$3,983	13.2%	$3,267	11.5%	$12,280	13.8%	$7,965	9.7%

Operating income excluding acquired in-process research and development and intangibles amortization	$5,332	17.7%	$4,570	16.1%	$16,163	18.2%	$11,880	14.5%

Reconciliation of Diluted Earnings per Share Guidance for Fiscal 2005 to
Diluted Earnings per Share Guidance for Fiscal 2005, Excluding the Impact of the Favorable Tax Settlement

	Sept. 30, 2005 - Estimated Range
	for EPS Guidance		Sept. 30, 2004
Reported diluted earnings per share, Sept. 30, 2004			$0.39

Diluted earnings per share anticipated for fiscal 2005	$0.73	$0.78

Impact of favorable tax settlement	0.24	0.24

Diluted earnings per share anticipated for fiscal 2005, excluding the impact of the favorable tax settlement	$0.49	$0.54

Anticipated diluted earnings per share increase, fiscal 2005 compared to fiscal 2004	87%	100%

Anticipated diluted earnings per share increase, fiscal 2005 compared to fiscal 2004, excluding the impact of the favorable tax settlement	26%	38%

Item 9.01. Financial Statements and Exhibits.

     The following Exhibit is being furnished herewith:

     99       Press Release dated July 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGI INTERNATIONAL INC.
Date: July 14, 2005	By /s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
99	Press Release dated July 14, 2005.	Filed Electronically